Exhibit 99.1
News Release
Pentair Reports Third Quarter 2017 Results

•	Third quarter sales of $1.2 billion.

•	Third quarter GAAP EPS of $0.69 and adjusted EPS of $0.95.

•
Net cash provided by operating activities of continuing operations of $208 million and free cash flow from continuing operations of $198 million. The company is targeting to deliver full year free cash flow of 100 percent of adjusted net income.

•	The company updates its 2017 GAAP EPS guidance to approximately $2.41 and on an adjusted basis to approximately $3.53.

•
Pentair previously announced that its Board of Directors had unanimously approved a plan to separate into two publicly-traded companies. The separation is expected to occur through a tax-free spin-off of Electrical by Pentair to its shareholders in the second quarter of 2018.

Reconciliations of GAAP to Non-GAAP measures are in the attached financial tables.
LONDON, United Kingdom — October 24, 2017— Pentair plc (NYSE: PNR) today announced third quarter 2017 sales of $1.2 billion. Sales were up 1 percent compared to sales for the same period last year. Excluding currency translation and acquisitions, core sales declined 1 percent in the third quarter. Third quarter 2017 earnings per diluted share from continuing operations ("EPS") were $0.69 compared to $0.64 in the third quarter of 2016. On an adjusted basis, the company reported EPS of $0.95 compared to $0.78 in the third quarter of 2016. Segment income, adjusted net income, free cash flow, and adjusted EPS are described in the attached schedules.
Third quarter 2017 operating income was $192 million, up 5 percent compared to operating income for the third quarter of 2016, and return on sales ("ROS") was 15.7 percent, an increase of 60 basis points when compared to the third quarter of 2016. On an adjusted basis, the company reported segment income of $232 million for the third quarter, up 7 percent compared to segment income for the third quarter of 2016, and ROS was 18.9 percent, an increase of 100 basis points when compared to the third quarter of 2016.
Net cash provided by operating activities of continuing operations was $208 million and free cash flow from continuing operations was $198 million for the quarter. The company is targeting to deliver full year free cash flow of approximately 100 percent of adjusted net income.
Pentair paid dividends of $0.345 per share in the third quarter of 2017. Pentair previously announced on December 6, 2016 that its Board of Directors approved a 3 percent increase in the company's regular annual cash dividend rate for 2017 to $1.38 from $1.34. 2017 marks the 41st consecutive year that Pentair has increased its dividend.
"We delivered strong margin expansion and earnings growth in the third quarter, led once again by strength in our Residential, Commercial, and short cycle Industrial businesses," said Randall J. Hogan, Pentair Chairman and Chief Executive Officer. "Entering the last quarter of 2017, we believe we are well positioned to deliver against our full year commitments even as we have faced higher inflationary pressures throughout the year. We remain confident in the momentum we are building as we exit 2017 and execute the separation of our Water and Electrical businesses, which remains on track to be completed in the second quarter of next year."

OUTLOOK
The company updates its estimated 2017 GAAP EPS to approximately $2.41 and on an adjusted EPS basis to approximately $3.53. The company anticipates full year 2017 sales of $4.9 billion, or approximately flat on a reported and core basis. The company is targeting to deliver full year free cash flow of approximately 100 percent of adjusted net income.

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In addition, the company introduces fourth quarter 2017 GAAP EPS guidance of approximately $0.82 and, on an adjusted EPS basis, approximately $0.93, up 19% on an adjusted EPS basis versus the same quarter last year. The company expects fourth quarter revenue to be approximately $1.24 billion, which would be up approximately 4 percent on a reported basis and 1 percent on a core basis compared to fourth quarter 2016 revenue.

EARNINGS CONFERENCE CALL
Pentair Chairman and CEO Randall J. Hogan and Chief Financial Officer John L. Stauch will discuss the company's performance, third quarter and first nine months, respectively, 2017 results on a two-way conference call with investors at 8:00 a.m. Eastern today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investors section of the company's website, www.pentair.com, shortly before the call begins. Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentation, both of which can be found on Pentair's website. The webcast and presentation will be archived at the company's website following the conclusion of the event.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains statements that we believe to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words "targets," "plans," "believes," "expects," "intends," "will," "likely," "may," "anticipates," "estimates," "projects," "should," "would," "positioned," "strategy," "future" or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the ability to satisfy the necessary conditions to consummate the planned separation of our Water business and Electrical business into two independent, publicly-traded companies (the "Proposed Separation") on a timely basis or at all; the ability to successfully separate the Water and Electrical businesses and realize the anticipated benefits from the Proposed Separation; adverse effects on the Water and Electrical business operations or financial results and the market price of our shares as a result of the announcement or consummation of the Proposed Separation; unanticipated transaction expenses, such as litigation or legal settlement expenses; failure to obtain tax rulings or changes in tax laws; changes in capital market conditions; the impact of the Proposed Separation on our employees, customers and suppliers; overall global economic and business conditions impacting the Water and Electrical businesses; future opportunities that our board may determine present greater potential to increase shareholder value; the ability of the Water and Electrical businesses to operate independently following the Proposed Separation; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions; competition and pricing pressures in the markets we serve; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017. All forward-looking statements speak only as of the date of this press release. Pentair plc assumes no obligation, and disclaims any obligation, to update the information contained in this press release.

ABOUT PENTAIR PLC
Pentair plc (NYSE: PNR) is a global company dedicated to building a safer, more sustainable world. Pentair delivers industry leading products, services and solutions that help people make the best use of the resources they rely on most. Its technology moves the world forward by ensuring that water is plentiful, useful and pure, and that critical equipment and those near it are protected. With 2016 revenues of $4.9 billion, Pentair employs approximately 19,000 people worldwide. To learn more, visit www.pentair.com.

PENTAIR CONTACTS:
Jim Lucas                                 Rebecca Osborn
Vice President, Investor Relations and Treasury                Senior Manager, External Communications
Direct: 763-656-5575                            Direct: 763-656-5589
Email: jim.lucas@pentair.com                        Email: rebecca.osborn@pentair.com

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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended		Nine months ended
In millions, except per-share data	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net sales	$1,226.8	$1,210.7	$3,675.6	$3,701.9
Cost of goods sold	771.5	769.8	2,314.8	2,347.9
Gross profit	455.3	440.9	1,360.8	1,354.0
% of net sales	37.1%	36.4%	37.0%	36.6%
Selling, general and administrative	234.7	228.4	730.3	728.2
% of net sales	19.1%	18.8%	19.9%	19.7%
Research and development	28.4	29.7	87.1	86.9
% of net sales	2.3%	2.5%	2.4%	2.3%
Operating income	192.2	182.8	543.4	538.9
% of net sales	15.7%	15.1%	14.7%	14.6%
Other (income) expense:
Equity income of unconsolidated subsidiaries	(0.3)	(1.2)	(0.9)	(2.7)
Loss on sale of business	3.8	—	3.8	—
Loss on early extinguishment of debt	—	—	101.4	—
Net interest expense	13.9	34.3	74.2	105.9
% of net sales	1.1%	2.8%	2.0%	2.9%
Income from continuing operations before income taxes	174.8	149.7	364.9	435.7
Provision for income taxes	47.7	32.2	88.8	93.7
Effective tax rate	27.3%	21.5%	24.3%	21.5%
Net income from continuing operations	127.1	117.5	276.1	342.0
Income from discontinued operations, net of tax	—	22.9	1.9	48.6
(Loss) gain from sale of discontinued operations, net of tax	(1.7)	0.6	198.9	0.6
Net income	$125.4	$141.0	$476.9	$391.2
Earnings (loss) per ordinary share
Basic
Continuing operations	$0.70	$0.65	$1.52	$1.89
Discontinued operations	(0.01)	0.13	1.10	0.27
Basic earnings per ordinary share	$0.69	$0.78	$2.62	$2.16
Diluted
Continuing operations	$0.69	$0.64	$1.50	$1.87
Discontinued operations	(0.01)	0.13	1.10	0.27
Diluted earnings per ordinary share	$0.68	$0.77	$2.60	$2.14
Weighted average ordinary shares outstanding
Basic	181.5	181.4	181.7	181.1
Diluted	183.5	183.6	183.7	183.0
Cash dividends paid per ordinary share	$0.345	$0.34	$1.035	$1.00

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Pentair plc and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2017	December 31, 2016
In millions
Assets
Current assets
Cash and cash equivalents	$108.5	$238.5
Accounts and notes receivable, net	768.2	764.0
Inventories	579.2	524.2
Other current assets	249.9	253.4
Current assets held for sale	—	891.9
Total current assets	1,705.8	2,672.0
Property, plant and equipment, net	547.1	538.6
Other assets
Goodwill	4,343.6	4,217.4
Intangibles, net	1,607.3	1,631.8
Other non-current assets	425.0	182.1
Non-current assets held for sale	—	2,292.9
Total other assets	6,375.9	8,324.2
Total assets	$8,628.8	$11,534.8
Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$—	$0.8
Accounts payable	383.4	436.6
Employee compensation and benefits	160.5	166.1
Other current liabilities	528.7	511.5
Current liabilities held for sale	—	356.2
Total current liabilities	1,072.6	1,471.2
Other liabilities
Long-term debt	1,503.4	4,278.4
Pension and other post-retirement compensation and benefits	275.1	253.4
Deferred tax liabilities	549.5	609.5
Other non-current liabilities	219.6	162.0
Non-current liabilities held for sale	—	505.9
Total liabilities	3,620.2	7,280.4
Equity	5,008.6	4,254.4
Total liabilities and equity	$8,628.8	$11,534.8

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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine months ended
In millions	September 30, 2017	September 30, 2016
Operating activities
Net income	$476.9	$391.2
Income from discontinued operations, net of tax	(1.9)	(48.6)
Gain from sale of discontinued operations, net of tax	(198.9)	(0.6)
Adjustments to reconcile net income from continuing operations to net cash provided by (used for) operating activities of continuing operations
Equity income of unconsolidated subsidiaries	(0.9)	(2.7)
Depreciation	63.9	64.3
Amortization	73.2	72.6
Deferred income taxes	(11.8)	(3.8)
Loss on sale of business	3.8	—
Share-based compensation	32.2	28.7
Loss on early extinguishment of debt	101.4	—
Excess tax benefits from share-based compensation	—	(8.8)
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	32.1	91.8
Inventories	(29.4)	14.0
Other current assets	(19.7)	(62.5)
Accounts payable	(77.5)	(56.9)
Employee compensation and benefits	(15.9)	(5.2)
Other current liabilities	(12.2)	13.6
Other non-current assets and liabilities	3.2	(27.4)
Net cash provided by (used for) operating activities of continuing operations	418.5	459.7
Net cash provided by (used for) operating activities of discontinued operations	(56.7)	97.1
Net cash provided by (used for) operating activities	361.8	556.8
Investing activities
Capital expenditures	(50.5)	(94.5)
Proceeds from sale of property and equipment	7.1	24.1
Proceeds from sale of businesses	2,764.0	—
Acquisitions, net of cash acquired	(59.5)	—
Other	—	(3.8)
Net cash provided by (used for) investing activities of continuing operations	2,661.1	(74.2)
Net cash provided by (used for) investing activities of discontinued operations	(6.5)	(4.3)
Net cash provided by (used for) investing activities	2,654.6	(78.5)
Financing activities
Net repayments of short-term borrowings	(0.8)	—
Net repayments of commercial paper and revolving long-term debt	(842.3)	(291.1)
Repayments of long-term debt	(2,009.3)	(0.7)
Premium paid on early extinguishment of debt	(94.9)	—
Excess tax benefits from share-based compensation	—	8.8
Shares issued to employees, net of shares withheld	34.3	20.1
Repurchases of ordinary shares	(100.0)	—
Dividends paid	(188.9)	(181.6)
Net cash provided by (used for) financing activities	(3,201.9)	(444.5)
Effect of exchange rate changes on cash and cash equivalents	55.5	10.8
Change in cash and cash equivalents	(130.0)	44.6
Cash and cash equivalents, beginning of year	238.5	126.3
Cash and cash equivalents, end of year	$108.5	$170.9

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Pentair plc and Subsidiaries
Reconciliation of the GAAP operating activities cash flow to the non-GAAP free cash flow (Unaudited)

	Nine months ended
In millions	September 30, 2017	September 30, 2016
Net cash provided by (used for) operating activities of continuing operations	$418.5	$459.7
Capital expenditures	(50.5)	(94.5)
Proceeds from sale of property and equipment	7.1	24.1
Free cash flow from continuing operations	$375.1	$389.3
Net cash provided by (used for) operating activities of discontinued operations	(56.7)	97.1
Capital expenditures of discontinued operations	(6.8)	(15.4)
Proceeds from sale of property and equipment of discontinued operations	0.3	3.2
Free cash flow	$311.9	$474.2

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Pentair plc and Subsidiaries
Supplemental Financial Information by Reportable Segment (Unaudited)

	2017
In millions	First Quarter	Second Quarter	Third Quarter	Nine Months
Net sales
Water	$682.9	$753.7	$687.3	$2,123.9
Electrical	502.2	513.2	540.6	1,556.0
Other	(1.6)	(1.6)	(1.1)	(4.3)
Consolidated	$1,183.5	$1,265.3	$1,226.8	$3,675.6
Segment income (loss)
Water	$116.0	$161.0	$130.5	$407.5
Electrical	103.5	112.8	121.5	337.8
Other	(36.0)	(18.6)	(20.1)	(74.7)
Consolidated	$183.5	$255.2	$231.9	$670.6
Return on sales
Water	17.0%	21.4%	19.0%	19.2%
Electrical	20.6%	22.0%	22.5%	21.7%
Consolidated	15.5%	20.2%	18.9%	18.2%

	2016
In millions	First Quarter	Second Quarter	Third Quarter	Nine Months
Net sales
Water	$665.7	$761.7	$668.3	$2,095.7
Electrical	524.6	540.6	543.1	1,608.3
Other	(0.3)	(1.1)	(0.7)	(2.1)
Consolidated	$1,190.0	$1,301.2	$1,210.7	$3,701.9
Segment income (loss)
Water	$101.2	$153.6	$119.1	$373.9
Electrical	112.8	111.6	119.6	344.0
Other	(36.1)	(24.2)	(22.5)	(82.8)
Consolidated	$177.9	$241.0	$216.2	$635.1
Return on sales
Water	15.2%	20.2%	17.8%	17.8%
Electrical	21.5%	20.6%	22.0%	21.4%
Consolidated	15.0%	18.5%	17.9%	17.2%

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Pentair plc and Subsidiaries
Reconciliation of the GAAP year ended December 31, 2017 to the non-GAAP excluding the effect of 2017 adjustments (Unaudited)

	Actual			Forecast
In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter		Full Year
Total Pentair
Net sales	$1,183.5	$1,265.3	$1,226.8	approx	$1,238	approx	$4,914
Operating income	138.4	212.8	192.2	approx	202	approx	745
% of net sales	11.7%	16.8%	15.7%	approx	16%	approx	15%
Adjustments:
Restructuring and other	20.9	17.4	4.9	approx	—	approx	43
Intangible amortization	24.0	24.6	24.6	approx	25	approx	99
Separation costs	—	—	9.9	approx	—	approx	10
Equity income of unconsolidated subsidiaries	0.2	0.4	0.3	approx	—	approx	1
Segment income	183.5	255.2	231.9	approx	227	approx	898
% of net sales	15.5%	20.2%	18.9%	approx	18%	approx	18%
Net income from continuing operations—as reported	80.7	68.3	127.1	approx	151	approx	442
Loss on sale of business	—	—	3.8	approx	—	approx	4
Loss on early extinguishment of debt	—	101.4	—	approx	—	approx	101
Adjustments to operating income	44.9	42.0	39.4	approx	25	approx	152
Income tax adjustments	(6.9)	(27.8)	4.1	approx	(5)	approx	(51)
Net income from continuing operations—as adjusted	$118.7	$183.9	$174.4	approx	$171	approx	$648
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.44	$0.37	$0.69	approx	$0.82	approx	$2.41
Adjustments	0.21	0.63	0.26	approx	0.11	approx	1.12
Diluted earnings per ordinary share—as adjusted	$0.65	$1.00	$0.95	approx	$0.93	approx	$3.53

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Pentair plc and Subsidiaries
Reconciliation of Net Sales Growth to Core Net Sales Growth by Strategic Business Group
For the Quarter Ending September 30, 2017

	Q3 Net Sales Growth
	Core	Currency	Acq. / Div.	Total
Water	0.2%	1.2%	1.4%	2.8%
Filtration & Process	(4.2)%	1.9%	3.3%	1.0%
Flow Technologies	(2.4)%	1.3%	—%	(1.1)%
Aquatic Systems	8.5%	0.3%	0.7%	9.5%
Electrical	(2.7)%	1.4%	0.8%	(0.5)%
Enclosures	2.0%	0.8%	—%	2.8%
Thermal Management	(10.9)%	2.3%	—%	(8.6)%
Electrical & Fastening Solutions	(0.3)%	1.4%	3.2%	4.3%
Total Pentair	(1.1)%	1.3%	1.1%	1.3%

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Pentair plc and Subsidiaries
Reconciliation of the GAAP year ended December 31, 2016 to the non-GAAP excluding the effect of 2016 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Total Pentair
Net sales	$1,190.0	$1,301.2	$1,210.7	$1,188.1	$4,890.0
Operating income	152.7	203.4	182.8	161.8	700.7
% of net sales	12.8%	15.6%	15.1%	13.6%	14.3%
Adjustments:
Restructuring and other	0.6	12.2	8.1	(0.3)	20.6
Pension and other post-retirement mark-to-market loss	—	—	—	4.2	4.2
Intangible amortization	24.2	24.3	24.1	23.8	96.4
Tradename impairment	—	—	—	13.3	13.3
Equity income of unconsolidated subsidiaries	0.4	1.1	1.2	1.6	4.3
Segment income	177.9	241.0	216.2	204.4	839.5
% of net sales	15.0%	18.5%	17.9%	17.2%	17.2%
Net income from continuing operations—as reported	91.8	132.7	117.5	109.6	451.6
Loss on sale of businesses	—	—	—	3.9	3.9
Adjustments to operating income	24.8	36.5	32.2	41.0	134.5
Income tax adjustments	(5.4)	(7.9)	(7.0)	(10.7)	(31.0)
Net income from continuing operations—as adjusted	$111.2	$161.3	$142.7	$143.8	$559.0
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.50	$0.73	$0.64	$0.60	$2.47
Adjustments	0.11	0.15	0.14	0.18	0.58
Diluted earnings per ordinary share—as adjusted	$0.61	$0.88	$0.78	$0.78	$3.05